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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):             November 18, 1997
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                      McDONALD & COMPANY INVESTMENTS, INC.
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                     1-08526                34-1391950
(State or Other Jurisdiction         (Commission           (I.R.S. Employer
      of Incorporation)              File Number)        Identification Number)


McDonald Investment Center, 800 Superior Avenue   Cleveland, Ohio     44114-2603
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code:               (216) 443-2300
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.    OTHER EVENTS

                  On November 18, 1997, McDonald & Company Securities, Inc. ("McDonald Securities"), the wholly-owned subsidiary of McDonald & Company Investments, Inc. (the "Company"), settled claims related to the previously disclosed STEPHANIE TUBBS JONES EX REL. THE STATE OF OHIO, ET AL. VS. MCDONALD & CO. SECURITIES, INC., ET AL. lawsuit arising out of losses allegedly incurred by Cuyahoga County's Secured Assets Funds Earnings Program (the "SAFE Litigation"). Pursuant to the terms of the Settlement Agreement, McDonald Securities and six other defendants in the SAFE Litigation each will make a settlement payment of $1,375,000 to Cuyahoga County, Ohio (the "County"), in return for the County's release of claims and dismissal with prejudice of the settling defendants from the SAFE Litigation. None of the defendants admitted any wrongdoing in connection with the SAFE Litigation. The amount paid by McDonald Securities in settlement of the SAFE Litigation will not have a material adverse effect on the consolidated financial position, liquidity, or results of operations of the Company.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    McDONALD & COMPANY INVESTMENTS, INC.


                                    By: /s/ Robert T. Clutterbuck
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                                        Robert T. Clutterbuck
                                        Treasurer (Principal Financial Officer)



Date:      November 21, 1997
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